                                                                    EXHIBIT 1.01

                    SALEM COMMUNICATIONS HOLDING CORPORATION

                                  $150,000,000
                      9% SENIOR SUBORDINATED NOTES DUE 2011

                               PURCHASE AGREEMENT


                                                                   June 20, 2001

DEUTSCHE BANC ALEX. BROWN INC.
J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
BNY CAPITAL MARKETS, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FLEET SECURITIES, INC.
JEFFERIES & COMPANY, INC.
c/o Deutsche Banc Alex. Brown Inc.
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          Salem Communications Holding Corporation, a Delaware corporation (the "Company"), and each of the Guarantors (as defined below) hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $150,000,000 aggregate principal amount of its 9% Senior Subordinated Notes due 2011, (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of June 25, 2001 by and between the Company and The Bank of New York, as Trustee (the "Trustee"). The Notes will be guaranteed on a senior subordinated basis (the "Guarantees" and, together with the Notes, the "Securities"), jointly and severally, by Salem Communications Corporation, a Delaware corporation ("Parent"), and all of Parent's subsidiaries (other than the Company) (each a "Guarantor" and collectively, the "Guarantors").

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated June 13, 2001(the "Preliminary Memorandum"), and a final offering memorandum dated June 20, 2001 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and the Guarantors and any material developments relating to the Company or the Guarantors occurring after the date of the most recent historical financial statements included therein.

          The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          2. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company (collectively, the "Company Subsidiaries") and of Parent (other than the Company and the Company Subsidiaries) (collectively, the "Parent Subsidiaries" and, together with the Company Subsidiaries, the "Subsidiaries") are listed in Schedule 2 attached hereto; all of the outstanding shares of capital stock of Parent, the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock (x) of the Company and of each of the Subsidiaries are owned, directly or indirectly, by Parent and (y) of the Company Subsidiaries are owned, directly or indirectly, by the Company, in each case, except as set forth in the Memorandum, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Parent, the


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     Company or any of the Subsidiaries outstanding. Except for the Company and the Subsidiaries or as disclosed in the Final Memorandum, Parent does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (c) Each of Parent, the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of Parent, the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
     (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (e) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under its Guarantee. The Guarantees, when issued, will be in the form contemplated by the Indenture. Each Guarantee has been duly and validly authorized by and, when executed by the relevant Guarantor in accordance with the provisions of the Indenture, will constitute valid and legally binding obligations of such Guarantor, entitled to the benefits of the Indenture, and enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general


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     principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, and, when executed and delivered by any Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms and, when executed and delivered by any Guarantor, will constitute a valid and legally binding agreement of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and each Guarantor of the transactions contemplated hereby have been duly and validly authorized by the Company and each Guarantor. This Agreement has been duly executed and delivered by the Company and each Guarantor.

          (i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes or by the Guarantors of the Guarantees, to the Initial Purchasers or the consummation by the Company or the Guarantors of the other


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     transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers or under federal or state securities laws with respect to the Company and each Guarantor under the Registration Rights Agreement. None of the Company or the Guarantors is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) The execution, delivery and performance by each of the Company and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by each of the Company and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Guarantors, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties, and the performance of the covenants, of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) The audited consolidated financial statements of Parent and its subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Parent and its subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included in the Final Memorandum, except as otherwise stated therein. Ernst & Young LLP


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     (the "Independent Accountants") is an independent public accounting firm with respect to Parent and its subsidiaries within the meaning of the Act and the rules and regulations promulgated thereunder.

          (l) The pro forma financial statements and data included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial statements and data included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (m) There is not pending or, to the knowledge of the Company or any Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Guarantors is a party, or to which the property or assets of the Company or any of the Guarantors is subject, before or brought by any court, arbitrator or governmental agency or body, including, but not limited to, the Federal Communications Commission (the "FCC"), which, if determined adversely to the Company or any of the Guarantors, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (n) Each of the Company and the Guarantors possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, but not limited to, the FCC), all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Guarantors has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or the occurrence of any such event would not, individually and in the aggregate, have a Material Adverse Effect; and none of the Company or the Guarantors has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.


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          (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Guarantors has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries, taken as a whole, (ii) none of the Company or the Guarantors has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to the Dividend as described in the Final Memorandum) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Guarantors.

          (p) Each of the Company and the Guarantors has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Guarantor is contesting in good faith and for which the Company or such Guarantor has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Guarantors that would have, individually or in the aggregate, a Material Adverse Effect.

          (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate.

          (r) None of the Company, the Guarantors or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (s) Each of the Company and the Guarantors has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Guarantors is a party or by which any of them is bound are valid and enforceable against the Company or such Guarantor, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate,


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     have a Material Adverse Effect. The Company and the Guarantors own or
     possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Final Memorandum, and none of the Company or any Guarantor has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (t) There are no legal or governmental proceedings involving or affecting the Company or any Guarantor or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (u) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Guarantors is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Guarantors has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Guarantors, threatened against the Company or any of the Guarantors under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Guarantors, (E) none of the Company or the Guarantors has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, and (F) no property or facility of the Company or any of the Guarantors is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water,


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

     ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Guarantors which is pending or, to the knowledge of the Company or any of the Guarantors, threatened that would, individually or in the aggregate, result in a Material Adverse Effect.

          (w) Each of the Company and the Guarantors carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties in accordance with customary practice in the radio broadcasting industry.

          (x) None of the Company or the Guarantors has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Guarantors makes or ever has made a contribution and in which any employee of the Company or of any Guarantor is or has ever been a participant. With respect to such plans, each of the Company and the Guarantors is in compliance in all material respects with all applicable provisions of ERISA.

          (y) Each of the Company and the Guarantors (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (z) None of the Company or the Guarantors is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (aa) The Notes, the Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (bb) No holder of securities of the Company or any Guarantor will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantors pursuant to the Registration Rights Agreement other than as expressly permitted thereby.


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

          (cc) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantors (each on a consolidated basis) is, nor will any of the Company or the Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (dd) None of the Company, the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Notes or the Guarantees or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes or the Guarantees under the Act or to qualify the Indenture under the TIA.

          (ee) No securities of the Company or any Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Notes or the Guarantees and listed on a national securities exchange registered under
     Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ff) None of the Company or the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (gg) None of the Company, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          (hh) The Dividend (as defined in the Memorandum) has been duly and validly consummated, and such consummation did not and will not result in a violation of, or constitute a default under, the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any Guarantor or any Contract.

          Any certificate signed by any officer of the Company or any Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Guarantors to each Initial Purchaser as to the matters covered thereby.

          3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Company at 97.5% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 A.M., New York time, on June 25, 2001 or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Banc Alex. Brown Inc. in New York, New York, or at such other place as Deutsche Banc Alex. Brown Inc. may designate, at least 24 hours prior to the Closing Date.

          4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. Covenants of the Company. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary

     Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will use their best efforts to continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company and the Guarantors shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or any Guarantor with the Commission or any national securities exchange on which any class of securities of the Company or any Guarantor may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company and Parent for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Company, any Guarantor or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Notes or the Guarantees.

          (i) Neither the Company nor any Guarantor will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Notes to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's PORTAL Market (the "PORTAL Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) none of the Company or any Guarantor will (i) register any transfer of such Securities not made in accordance with the provisions of Regulation S or (ii) except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          (m) The Company will use all of the proceeds from the Settlement (as defined in the Memorandum) to repay borrowings under the Company's credit facility.

          6. Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company or any Guarantor, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, excluding travel expenses on commercial airlines and lodging expenses of representatives of the Initial Purchasers, it being understood that the Company and the Guarantors shall pay all fees, costs and expenses relating to aircraft of Atsinger Aviation LLC used in connection with the roadshow and any such meetings, (vii) fees and expenses of the Trustee including reasonable fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Debevoise & Plimpton, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. It is understood that, except as provided in the immediately preceding sentence and in Section 9, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

          7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Jonathan Block, Esq., General Counsel of the Company and the Guarantors, in substantially the form of Exhibit B-1 attached hereto,
     (ii) Gibson, Dunn & Crutcher, LLP, counsel for the Company and the Guarantors, in substantially the form of Exhibit B-2 attached hereto and
     (iii) Fletcher, Heald & Hildreth, P.L.C., special communications counsel to the Company and the Guarantors, in substantially the form of Exhibit B-3 attached hereto.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Debevoise & Plimpton, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Debevoise & Plimpton shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers containing statements and information of the type ordinarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum.

          (d) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's or any Guarantor's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; each of the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Guarantors shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (g) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of each of the Company and Parent by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

               (i) The representations and warranties of the Company and each Guarantor contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and each of the Company and the Guarantors has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development known to them has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

               (iii) To their knowledge, the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and each Guarantor and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (i) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Financial Officer, to the effect that the issuance and sale by the Company of the Notes on the Closing Date complies with the Indenture, dated September 25, 1997, among Salem Communications Corporation, the guarantors party thereto and The Bank of New York as trustee, as amended (the "Existing Indenture"), and the Fourth Amended and Restated Credit Agreement, dated as of June 15, 2001, by and among the Company, The Bank of New York, Bank of America, N.A., Fleet National Bank, Union Bank of California N.A., The Bank of Nova Scotia and the Lenders party thereto, as amended, setting forth in reasonable detail the calculations with respect thereto, including, without limitation, Section 10.08 of the Existing Indenture.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Guarantors as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8. Offering of Securities; Restrictions on Transfer.

          (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a QIB. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or in violation of laws of any state of the United States; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S and (iv) at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons
(i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          The Initial Purchasers also understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(a) and 7(b) hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

          9. Indemnification and Contribution.

          (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement made by the Company or any Guarantor in Section 2 hereof;

          (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

          (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage or liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Banc Alex. Brown Inc. specifically for use therein; and provided further, however, that with respect to any untrue statement or omission of a material fact made in any Preliminary Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by the Initial Purchaser, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum, (ii) the Company had previously furnished copies of the Final Memorandum to the Initial Purchasers and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. The indemnity provided for in this Section 9 will be in addition to any liability that the Company or any Guarantor may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors and their respective directors and officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, such Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Banc Alex. Brown Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, such Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. Neither the Company nor any Guarantor shall, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company and the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph
(c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or any Guarantor, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in
Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination.

          (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) any of the Company or the Guarantors shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company, Parent or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of Parent or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of Parent or the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the cover page and in the second and third sentences of the third paragraph and in the sixth paragraph under the heading "Private Placement" in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company and the Guarantors for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Banc Alex. Brown Inc., 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Company or the Guarantors, shall be mailed or delivered to the Company at 4880, Santa Rosa Road, Camarillo, California, 93012 Attention: General Counsel, with a copy to Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Suite 1800, Irvine, California 92614, Attention:
Thomas D. Magill.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantors, their respective officers and any person or persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                        Very truly yours,

                                        SALEM COMMUNICATIONS HOLDING CORPORATION

                                        By: /s/ Jonathan L. Block
                                            ------------------------------------
                                        Name:  Jonathan L. Block
                                        Title: Vice President, General Counsel
                                               and Secretary

                                        SALEM COMMUNICATIONS CORPORATION

                                        By: /s/ Jonathan L. Block
                                            ------------------------------------
                                        Name:  Jonathan L. Block
                                        Title: Vice President, General Counsel
                                               and Secretary

                                 ATEP RADIO, INC.
                                 BISON MEDIA, INC.
                                 CARON BROADCASTING, INC.
                                 CCM COMMUNICATIONS, INC.
                                 COMMON GROUND BROADCASTING, INC.
                                 GOLDEN GATE BROADCASTING COMPANY INC.
                                 INLAND RADIO, INC.
                                 INSPIRATION MEDIA, INC.
                                 INSPIRATION MEDIA OF PENNSYLVANIA, LP
                                 INSPIRATION MEDIA OF TEXAS, LLC
                                 KINGDOM DIRECT, INC.
                                 NEW ENGLAND CONTINENTAL MEDIA, INC.
                                 NEW INSPIRATION BROADCASTING COMPANY, INC.
                                 OASIS RADIO, INC.
                                 ONEPLACE, LLC
                                 PENNSYLVANIA MEDIA ASSOCIATES, INC.
                                 RADIO 1210, INC.
                                 REACH SATELITE NETWORK, INC.
                                 SALEM COMMUNICATIONS ACQUISITION CORPORATION
                                 SALEM MEDIA CORPORATION
                                 SALEM MEDIA OF COLORADO, INC.
                                 SALEM MEDIA OF GEORGIA, INC.
                                 SALEM MEDIA OF HAWAII, INC.
                                 SALEM MEDIA OF ILLINOIS, LLC
                                 SALEM MEDIA OF KENTUCKY, INC.
                                 SALEM MEDIA OF NEW YORK, LLC
                                 SALEM MEDIA OF OHIO, INC.
                                 SALEM MEDIA OF OREGON, INC.
                                 SALEM MEDIA OF PENNSYLVANIA, INC.
                                 SALEM MEDIA OF TEXAS, INC.
                                 SALEM MEDIA OF VIRGINIA, INC.
                                 SALEM MUSIC NETWORK, INC.
                                 SALEM RADIO NETWORK INCORPORATED
                                 SALEM RADIO OPERATIONS, LLC
                                 SALEM RADIO OPERATIONS - PENNSYLVANIA, INC.
                                 SALEM RADIO PROPERTIES, INC.
                                 SALEM RADIO REPRESENTATIVES, INC.
                                 SCA LICENSE CORPORATION
                                 SOUTH TEXAS BROADCASTING, INC.
                                 SRN NEWS NETWORK, INC.
                                 VISTA BROADCASTING, INC.


                                        By: /s/ Jonathan L. Block
                                            ------------------------------------
                                        Name:  Jonathan L. Block
                                        Title: Vice President and Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


DEUTSCHE BANC ALEX. BROWN INC.
J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
BNY CAPITAL MARKETS, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
FLEET SECURITIES, INC.
JEFFERIES & COMPANY, INC.


Acting on behalf of themselves and
the several Initial Purchasers named
in Schedule I hereto.

By: DEUTSCHE BANC ALEX. BROWN INC.


By: /s/ Daniel B. Graves
    ------------------------------
Name:  Daniel B. Graves
Title: Managing Director


By: /s/ Elizabeth A. Chang
    ------------------------------
Name:  Elizabeth A. Chang
Title: Vice President

                                                                      SCHEDULE 1



   Initial Purchaser                          Principal Amount of Notes
   -----------------                          -------------------------

   Deutsche Banc Alex. Brown Inc.                         $ 60,000,000
   J.P. Morgan Securities Inc.                              37,500,000
   Bear, Stearns & Co. Inc.                                 22,500,000
   BNY Capital Markets, Inc.                                 7,500,000
   Credit Suisse First Boston Corporation                    7,500,000
   Fleet Securities, Inc.                                    7,500,000
   Jefferies & Company, Inc.                                 7,500,000
                                                          ------------
            Total                                         $150,000,000

                                                                      SCHEDULE 2

Company Subsidiaries
--------------------

   Name                                            Jurisdiction of
   ----                                            Incorporation/Formation
                                                   -----------------------

   ATEP Radio, Inc.                                California
   Bison Media, Inc.                               Colorado
   Caron Broadcasting, Inc.                        Ohio
   Common Ground Broadcasting, Inc.                Oregon
   Golden Gate Broadcasting Company Inc.           California
   Inland Radio, Inc.                              California
   Inspiration Media, Inc.                         Washington
   Inspiration Media of Pennsylvania, LP           Delaware
   Inspiration Media of Texas, LLC                 Texas
   Kingdom Direct, Inc.                            California
   New England Continental Media, Inc.             Massachusetts
   New Inspiration Broadcasting Company, Inc.      California
   Oasis Radio, Inc.                               California
   Pennsylvania Media Associates, Inc.             Pennsylvania
   Radio 1210, Inc.                                California
   Reach Satellite Network, Inc.                   Tennessee
   Salem Media Corporation                         New York
   Salem Media of Colorado, Inc.                   Colorado
   Salem Media of Georgia, Inc.                    Delaware
   Salem Media of Hawaii, Inc.                     Delaware
   Salem Media of Illinois, LLC                    Delaware
   Salem Media of Kentucky, Inc.                   Kentucky
   Salem Media of New York, LLC                    Delaware
   Salem Media of Ohio, Inc.                       Ohio
   Salem Media of Oregon, Inc.                     Oregon
   Salem Media of Pennsylvania, Inc.               Pennsylvania
   Salem Media of Texas, Inc.                      Texas
   Salem Media of Virginia, Inc.                   Virginia
   Salem Music Network, Inc.                       Texas
   Salem Radio Network Incorporated                Delaware
   Salem Radio Operations, LLC                     Delaware
   Salem Radio Operations - Pennsylvania, Inc.     Delaware
   Salem Radio Properties, Inc.                    Delaware
   Salem Radio Representatives, Inc.               Texas
   South Texas Broadcasting, Inc.                  Texas
   SRN News Network, Inc.                          Texas
   Vista Broadcasting, Inc.                        California

Parent Subsidiaries
-------------------

   Name                                            Jurisdiction of
   ----                                            Incorporation/Formation
                                                   -----------------------

   CCM Communications, Inc.                        Tennessee
   OnePlace, LLC                                   Delaware
   Salem Communications Acquisition Corporation    Delaware
   Salem Communications Holding Corporation        Delaware
   SCA License Corporation                         Delaware